Exhibit 10.1

Name of Employee (“Employee”)

ENTEGRIS, INC.

2006 Equity Incentive Award Agreement

In consideration of services rendered by Employee to Entegris, Inc. (the “Company”) the undersigned Employee: (i) acknowledges that Employee has received an equity incentive award (the “Award”) under the [Entegris, Inc. 2001 Equity Incentive Plan or Entegris, Inc. 1999 Long-Term Incentive and Stock Option Plan] (the “Plan”), consisting of [A] restricted stock of the Company subject to the terms set forth under Article I below and [B] Performance Shares that may be issued to Employee upon the satisfaction of and subject to the terms and conditions specified in Article II below; (ii) further acknowledges receipt of a copy of the Plan as in effect on the effective date hereof; and (iii) agrees with the Company that the Award is subject to the terms of the Plan and to the following terms and conditions:

ARTICLE I – RESTRICTED STOCK AWARD

1.1.	Effective Date. This Agreement shall take effect as of January 18, 2006 which is the date of grant of the Award.

1.2.	Shares Subject to Award. The Award consists of shares of restricted stock (the “Restricted Stock”) of the Common Stock, $0.01 par value, of the Company (“Stock”). The undersigned’s rights to the Restricted Stock are subject to the restrictions described in this Agreement and in the Plan (which is incorporated herein by reference with the same effect as if set forth herein in full) in addition to such other restrictions, if any, as may be imposed by law.

1.3.	Meaning of Certain Terms. The term “vest” as used herein with respect to any Restricted Stock means the lapsing of the restrictions described herein with respect to such Restricted Stock.

1.4.	Nontransferability of Shares. The Restricted Stock acquired by the undersigned pursuant to this Agreement shall not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of except as provided below and in the Plan.

1.5.	Forfeiture Risk. If the undersigned ceases to be employed by the Company and/or its subsidiaries for any reason, including death, any then outstanding and unvested Restricted Stock acquired by the undersigned hereunder shall be automatically and immediately forfeited. The undersigned hereby: (i) appoints the Company as the attorney-in-fact of the undersigned to take such actions as may be necessary or appropriate to effectuate a transfer of the record ownership of any such Restricted Stock that are unvested and forfeited hereunder; (ii) agrees to deliver to the Company, as a precondition to the issuance of any certificate or certificates with respect to unvested Restricted Stock hereunder, one or more stock powers, endorsed in blank, with respect to such Restricted Stock; and (iii) agrees to sign such other powers and take such other actions as the Company may reasonably request to accomplish the transfer or forfeiture of any unvested Restricted Stock that are forfeited hereunder.

1.6.	Retention of Certificates. Any certificates representing unvested Restricted Stock shall be held by the Company. If unvested Restricted Stock are held in book entry form, the undersigned agrees that the Company may give stop transfer instructions to the depository to ensure compliance with the provisions hereof.

1.7.	Vesting of Shares. The Restricted Stock acquired hereunder shall vest in accordance with the provisions of this Article I, Paragraph 1.7 and applicable provisions of the Plan, as follows:

•	25% of the Restricted Stock vest on and after January 18, 2007;

•	an additional 25% of the Restricted Stock vest on and after January 18, 2008;

•	an additional 25% of the Restricted Stock vest on and after January 18, 2009; and

•	the final 25% of the Restricted Stock vest on and after January 18, 2010.

Notwithstanding the foregoing, no Restricted Stock shall vest on any vesting date specified above unless: (A) the undersigned is then, and since the date of grant has continuously been, employed by the Company or its subsidiaries; and (B) the undersigned has fulfilled the obligations specified in Section 1.11 below. In the event of the occurrence of (i) a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the Company, then in such event, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of outstanding and then unvested Restricted Stock be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan. References in this Agreement to the Restricted Stock shall refer, mutatis mutandis, to any such restricted amounts.

1.8.	Legend. Any certificates representing unvested Restricted Stock shall be held by the Company, and any such certificate shall contain a legend substantially in the following form:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE [Mykrolis,- ENTEGRIS, INC. 2001 EQUITY INCENTIVE PLAN; Entegris – ENTEGRIS, INC. 1999 LONG TERM INCENTIVE AND STOCK OPTION PLAN] AND A RESTRICTED STOCK AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND ENTEGRIS, INC. COPIES OF SUCH PLAN AND AGREEMENT ARE ON FILE IN THE OFFICES OF ENTEGRIS, INC.

If any Restricted Stock are held in book-entry form, the Company may take such steps as it deems necessary or appropriate to record and manifest the restrictions applicable to such Restricted Stock. As soon as practicable following the vesting of any such Restricted Stock the Company shall cause a certificate or certificates covering such Restricted Stock, without the aforesaid legend, to be issued and delivered to the undersigned. In the case of Restricted Stock held in book-entry form, as soon as practicable following the vesting of any such Restricted Stock, such Restricted Stock shall be freed of restrictions in such book-entry records.

1.9.	Dividends, etc.. The undersigned shall be entitled to (i) receive any and all dividends or other distributions paid with respect to those Restricted Stock of which Employee is the record owner on the record date for such dividend or other distribution, and (ii) vote any Restricted Stock of which Employee is the record owner on the record date for such vote; provided, however, that any property or right (other than cash) distributed with respect to a share of Stock (the “associated share”) acquired hereunder, including without limitation a distribution of Stock by reason of a stock dividend, stock split or otherwise, or a distribution of other securities with respect to an associated share, shall be subject to the restrictions of this Agreement in the same manner and for so long as the associated share remains subject to such restrictions, and shall be promptly forfeited if and when the associated share is so forfeited; and further provided, that the Administrator may require that any cash distribution with respect to the Restricted Stock other than a normal cash dividend be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan. References in this Agreement to the Restricted Stock shall refer, mutatis mutandis, to any such restricted amounts.

1.10.	Sale of Vested Shares. The undersigned understands that Employee will be free to sell any Restricted Stock once it has vested, subject to (i) satisfaction of any applicable tax withholding requirements with respect to the vesting or transfer of such Restricted Stock; (ii) the completion of any administrative steps (for example, but without limitation, the transfer of certificates) that the Company may reasonably impose; and (iii) applicable requirements of federal and state securities laws.

1.11.	Certain Tax Matters. The undersigned expressly acknowledges that the award or vesting of the Restricted Stock acquired hereunder, and the payment of dividends with respect to such Restricted Stock, may give rise to “wages” subject to withholding. The undersigned expressly acknowledges and agrees that Employee’s rights hereunder are subject to Employee promptly paying to the Company in cash (or by such other means as may be acceptable to the Company in its discretion, including, if the Administrator so determines, by the delivery of previously acquired Stock or shares of Stock acquired hereunder in accordance with the Plan or by the withholding of amounts from any payment hereunder) all taxes required to be withheld in connection with such award, vesting or payment.

ARTICLE II – AWARD OF PERFORMANCE SHARES

2.1.	Effective Date; Duration. This Award shall take effect as of January 18, 2006 and shall continue in effect until the issue of audited financial statements for the fiscal year ended December 31, 2009.

2.2.	Description of Performance Share Award. The Award consists of an aggregate of performance shares (the “Performance Shares”) representing the right of the Employee to receive an award of that number of shares of the Company’s Common Stock, $0.01 par value, (“Stock”), based upon and subject to the achievement of Performance Criteria established by the Administrator over a four (4) year period. The Performance Shares are divided into four (4) allotments, each equal to twenty-five percent (25%) of the above aggregate number of Performance Shares (a “Performance Share Unit”). The first Performance Share Unit shall be awarded if and to the extent that Performance Criteria specified by the Administrator with respect to fiscal year 2006 are achieved; the second Performance Share Unit shall be awarded if and to the extent that Performance Criteria specified by the Administrator with respect to fiscal year 2007 are achieved; the third Performance Share Unit shall be awarded if and to the extent that Performance Criteria specified by the Administrator with respect to fiscal year 2008 are achieved; and the fourth Performance Share Unit shall be awarded if and to the extent that Performance Criteria specified by the Administrator with respect to fiscal year 2009 are achieved. Employee’s rights to the Performance Shares are subject to the provisions of this Article II and to the provisions of the Plan (which is incorporated herein by reference with the same effect as if set forth herein in full) in addition to such other restrictions, if any, as may be imposed by law.

2.3.	Meaning of Certain Terms. As used in this Article II, the term “Performance Share Unit” means 1/4 of the aggregate number of Performance Shares as described in paragraph 2.2 above. The term “Performance Criteria” shall have the meaning specified in the Plan and shall include the financial metrics specified by the Administrator that must be achieved in order to receive an Award of Performance Shares in accordance with this Article II as described in paragraph 2.5 below. The term “Target” means the targeted level of performance with respect to each Performance Criteria as established in the operating plan for each fiscal year; the Target shall be adjusted after the first half of each fiscal year to reflect a reforecast of the Company’s expected performance, the combination of the Target for the first half of the fiscal year with the re-forecasted Target for the second half of the year for each Performance Criteria shall be the Target for purposes of the calculation of the Award of Performance Shares pursuant to paragraph 2.4 below.

2.4.	Calculation of Award of Performance Shares. The calculation of the Award of Performance Shares shall be made annually so that one Performance Share Unit is available for award with respect to each of fiscal years 2006 through 2009. For each fiscal year the portion of the Performance Share Unit that is to be awarded will depend on the extent to which the Performance Criteria for that year have been achieved. The actual performance of the Company with respect to each Performance Criteria in a fiscal year shall be calculated based on the audited financial statements for such year. The actual performance for each Performance Criteria shall be divided by the Target for such Performance Criteria to yield an actual performance percentage for each Performance Criteria. The relative weighting for each Performance Criteria specified in paragraph 2.5 below shall be multiplied times the actual performance percentage for each Performance Criteria to yield a weighted actual performance percentage for each Performance Criteria which shall be combined with the weighted actual performance percentage for the other Performance Criteria to yield an Aggregate Weighted Actual Performance Percentage which shall be applied to the following table to determine the Aggregate Annual Performance Multiplier. The Aggregate Annual Performance Multiplier shall be multiplied times the Performance Share Unit to determine the Award for the fiscal year.

Aggregate Weighted Performance Against Operating Plan (OP) Target

Threshold		Target		MAX
Aggregate Weighted Actual Performance Percentage)	Aggregate Annual Performance Multiplier	Aggregate Weighted Actual Performance Percentage	Aggregate Annual Performance Multiplier	Aggregate Weighted Actual Performance Percentage	Aggregate Annual Performance Multiplier
<80	0	94.70		108	1.40
81.05		95.75		109	1.45
82.10		96.80		110	1.50
83.15		97.85		111	1.55
84.20		98		112	1.60
85.25		99.95		113	1.65
86.30		100	1.00	114	1.70
87.35		101	1.05	115	1.75
88.40		102	1.10	116	1.80
89.45		103	1.15	117	1.85
90.50		104	1.20	118	1.90
91.55		105	1.25	119
92.60		106	1.30	120	2.00
93.65		107	1.35

In any fiscal year in which aggregate weighted actual performance is less than 90%, no Award of a Performance Share Unit shall be made and the Performance Share Unit for that year shall be forfeited. Each fiscal year shall be evaluated separately so that if the Performance Share Unit is forfeited with respect to one fiscal year, the Performance Share Unit with respect to another fiscal year may nevertheless be earned to the extent that the Performance Criteria for that other year are achieved.

2.5.	Performance Criteria. There shall be three (3) Performance Criteria which shall be weighted; the Performance Criteria and their relative weighting shall be as follows: revenue – 25%, earnings before interest, taxes and amortization as modified pursuant to the 2006 Entegris Incentive Plan (“Modified EBITA”) – 50%; and cash conversion cycle being the aggregate of accounts receivables days outstanding plus inventory days minus accounts payable days outstanding (“CCC”) – 25%. The target performance level for each of these metrics shall be established in the operating plan for each fiscal year and shall be subject to semi-annual adjustment to reflect a reforecast of the Company’s expected performance in accordance with the provisions of the 2006 Entegris Incentive Plan. While the operating plan for fiscal year 2006 has been approved by the Administrator and the Company’s Board of Directors, with the Performance Criteria and weightings specified in this paragraph 2.5, the Performance Criteria and weightings for fiscal years 2007 through 2009 may include additional or different financial metrics and weightings as may be specified by the Administrator and approved by the Board of Directors in the operating plan for each such fiscal year.

2.6.	Additional Conditions to the Award of Performance Shares. Employee shall be entitled to receive any award of a Performance Share Unit that has been earned during a fiscal year only if the Employee is in the employ of the Company or any of its subsidiaries on the last day of the fiscal year in question, and otherwise meet the participation requirements specified in the Plan as determined by the Administrator which determination shall be final and binding as to all interested parties.

2.7.	Disability. In the event of the Employee’s death or disability (as determined under the Company’s long- term disability plan then covering the participant) (“Disability”), before the award of a Performance Share Unit, the Administrator, in its sole discretion, may provide for the partial award of any such Performance Share Unit on an equitable basis reflecting the performance of the Company during the period of the fiscal year until the date of death or Disability.

2.8.	Payment of Performance Share Awards that are Earned. Payment of an Award of Performance Shares in respect of a Performance Share Unit that has been earned shall be made to Employee not later than six (6) months following the end of the fiscal year in question. Payment shall be in that number of shares of Stock needed to satisfy the Award as calculated in accordance with this Article II, which shall be free of any restrictions on transfer or risk of forfeiture.

2.9.	Adjustments, etc. The Administrator shall make adjustments from time to time in the number of Performance Shares specified in paragraph 2.2 above as well as in the Financial Performance Metrics in such reasonable manner as the Administrator may determine to reflect:

(i)	any increase or decrease in the number of issued shares of Stock of the Company resulting from a subdivision or consolidation of shares or any other capital adjustment, the payment of stock dividends or other increases or decreases in such Stock effected without receipt of consideration by the Company;

(ii)	material changes in the Company’s accounting practices or principles, the effect of which would be to distort the calculation of the Financial Performance Metrics;

(iii)	material acquisitions or dispositions, the effect of which would be to distort the calculation of the Financial Performance Metrics;

(iv)	a Change of Control; or

(v)	extraordinary, unusual, and nonrecurring items (such as restructuring charges and discontinued operations) which are disclosed in the published audited financial statements and which would distort the calculation of the Financial Performance Metrics; provided, however, that no such adjustment shall be made to the extent that the Administrator determines that adjustment would cause an award to fail to be fully deductible by the Company on account of Section 162(m) of the Internal Revenue Code of 1986, as amended.

ARTICLE III – GENERAL PROVISIONS

3.1.	Definitions. Except as otherwise expressly provided, all terms used herein shall have the same meaning as in the Plan. The term “Administrator” means the Management Development & Compensation Committee of the Company’s Board of Directors.

3.2.	Mergers, etc. In the event of any of (i) a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the Company (a “Covered Transaction”), all outstanding Awards pursuant to Articles I and II above shall vest and if relevant become exercisable and all deferrals, other than deferrals of amounts that are neither measured by reference to nor payable in shares of Stock, shall be accelerated, immediately prior to the Covered Transaction and upon consummation of such Covered Transaction all Awards then outstanding and requiring exercise shall be forfeited unless assumed by an acquiring or surviving entity or its affiliate as provided in the following sentence. In the event of a Covered Transaction, unless otherwise determined by the Administrator, all Awards that are payable in shares of Stock and that have not been exercised, exchanged or converted, as applicable, shall be converted into and represent the right to receive the consideration to be paid in such Covered Transaction for each share of Stock into which such Award is exercisable, exchangeable or convertible, less the applicable exercise price or purchase price for such Award. In connection with any Covered Transaction in which there is an acquiring or surviving entity, the Administrator may provide for substitute or replacement Awards from, or the assumption of Awards by, the acquiring or surviving entity or its affiliates, any such substitution, replacement or assumption to be on such terms as the Administrator determines, provided that no such replacement or substitution shall diminish in any way the acceleration of Awards provided for in this section.

3.3.	Special Award Vesting Period, etc.. If Employee ceases to be an employee due to: (1) retirement at Normal Retirement Age (as defined in the Entegris, Inc. 401(k) Savings and Profit Sharing Plan (2005 Restatement), as amended; or (2) retirement on or after age 62 and with ten years of Service (also as defined in the Entegris, Inc. 401(k) Savings and Profit Sharing Plan (2005 Restatement), as amended) with the Company, Employee will be entitled to a special award vesting period (the “Special Award Vesting Period”) which will begin on Employee’s Termination Date and will end on the earlier of the 5th anniversary of Employee’s Termination Date or the Award Expiration Date. During the Special Award Vesting Period, the Award will continue to vest in accordance with the original vesting schedule and will be awarded to the same extent that it would have been awarded had Employee remained employed by the Company or one of its subsidiaries.

3.4.	No Understandings as to Employment. The undersigned Employee further expressly acknowledges that nothing in the Plan or any modification thereto, in the Award or in this Agreement shall constitute or be evidence of any understanding, express or implied, on the part of the Company to employ the Employee for any period or with respect to the terms of the undersigned’s employment or to give rise to any right to remain in the service of the Company or of any subsidiary or affiliate of the Company, and the undersigned shall remain subject to discharge to the same extent as if the Plan had never been adopted or the Award had never been made.

3.5.	Amendment. This Agreement may be amended only by an instrument in writing executed and delivered by the Employee and the Company.

(Signature of Employee)

Dated: , 200

The foregoing Agreement is hereby accepted:

Entegris, Inc.

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